EXHIBIT 1

                JOINT FILING AGREEMENT PURSUANT TO RULE 13D-1(k)

            In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13D, and all amendments thereto, with respect to the shares of Common Stock of Regency Affiliates, Inc.

Dated: October 28, 2002

    ROYALTY HOLDINGS LLC                         ROYALTY MANAGEMENT, INC.

    By: Royalty Management, Inc., Manager


    By: /s/ Laurence S. Levy                     By: /s/ Laurence S. Levy
        ---------------------------------            ---------------------------
    Name:  Laurence S. Levy                      Name:  Laurence S. Levy
    Title: President                             Title: President


        /s/ Laurence S. Levy                         /s/ Neil N. Hasson
    -------------------------------------        -------------------------------
            Laurence S. Levy                             Neil N. Hasson